Microsoft Word 11.0.0000;http://schemas.microsoft.com/office/word/2003/ wordml013fSUB-ITEM 77H


As of February 28, 2008, the following person or entity now owns more than 25% of a fund's voting security:

----------------------------------------------------------- --------------------------
<c>PERSON/ENTITY                                            <c>FUND
----------------------------------------------------------- --------------------------
----------------------------------------------------------- --------------------------
MFS Heritage Trust                                          MMG
----------------------------------------------------------- --------------------------